EXHIBIT 99.1

APRIL 2010 AMENDMENT TO EMPLOYMENT AGREEMENT

RECITALS

This Agreement is an Amendment to the November 11, 2008, Employment Agreement of Stephen McCommon by and between CDEX Inc., a Nevada corporation (the “Company” or “CDEX”) and Stephen McCommon (the “Employee”).  The Effective Date of this Amendment shall be April 5, 2010.
Whereas, on November 11, 2008, the Company and Employee entered into an Employment Agreement entitled “Employment Agreement of Stephen McCommon” (“Employment Agreement”) which provides for amendment with the consent of Company and Employee;
Whereas, the Company and Employee amended the Employment Agreement on June 1, 2009 (collectively, the Employment Agreement and the June 1, 2009 amendment thereto are hereinafter termed the “Agreement”);  and
Whereas, the Company and Employee desire to amend said Agreement.

AMENDMENT AGREEMENT

Accordingly, for good and valuable consideration, the sufficiency of which is agreed to by both Parties, notwithstanding any previous agreement or amendment thereto, the undersigned two Parties covenant and agree as follows (“Amendment Agreement”):

1.	Section 5.1. Section 5.1 of the Agreement shall be replaced in its entirety with the following:
Section 5.1. Effective April 5, 2010, the Employee’s annual salary shall be $82,500, which salary shall be reviewed annually. The Company shall pay the Employee bi-weekly.
2.	Recitals. The Recitals are incorporated herein by reference.
3.	Agreement. The remainder of the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment Agreement, or have caused this Amendment Agreement to be duly executed on their behalf effective on April 5, 2010.

By:	____________________	By:	_________________________
	Stephen McCommon		Carmen Conicelli
Chairman of the Board of Directors
CDEX Inc.

4555 S. Palo Verde Rd. Suite 123    Tucson, AZ 85714    (520) 745-5172www.cdexinc.com